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                                   EXHIBIT 23
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-77564) and in the Registration Statements on Form S-8 (No. 33-28936, No. 33-40802 and No. 33-82342) of American Bankers Insurance Group, Inc. of our report dated March 8, 1996 appearing on page 37 of this Form 10-K.


     /s/ Price Waterhouse LLP

     PRICE WATERHOUSE LLP


     Miami, Florida
     March 29, 1996


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